SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2008, Perma-Fix Environmental Services, Inc. (“Perma-Fix”) (“Parent”), Perma-Fix Northwest, Inc. (f/k/a Nuvotec USA, Inc. - (“Nuvotec”), a Washington corporation), Perma-Fix Northwest Richland, Inc. (f/k/a Pacific EcoSolutions, Inc. - (“PEcoS”)), Robert L. Ferguson and William N. Lampson, as representatives of the Prior Shareholders, entered into a Second Amendment to Agreement and Plan of Merger, dated April 27, 2007, as amended on June 13, 2007 (“Merger Agreement”). Robert L. Ferguson is a director of our company. Under the Merger Agreement, we are required, if certain revenue targets are met, to pay to those parties that were shareholders of Nuvotec immediately prior to the closing of the acquisition of Nuvotec and PEcoS (“Prior Shareholders”), which includes Robert L. Ferguson, an earn-out amount not to exceed $4.4 million over a four year period ending June 30, 2011, with the first $1 million of the earn-out amount to be placed into an escrow account to satisfy certain indemnification obligations to us of Nuvotec, PEcoS, and the Prior Shareholders.

The day after completion of our acquisition of Nuvotec and PEcoS, the U.S. Environmental Protection Agency (“EPA”) issued to PEcoS a Notice of Violation alleging, among other things, certain regulatory and permit violations by PEcoS which allegedly occurred prior to our acquisition of PEcoS. As previously disclosed, we agreed to settle these allegations during September, 2008, and, in connection with such settlement, agreed to pay to the EPA a penalty of $304,500.

Although we have not made any payments as of the date of this report under the earn-out since revenue targets under the Merger Agreement have not been met and, as a result, have not made any payments to the escrow account, pursuant to the Second Amendment the Prior Shareholders (including Mr. Ferguson) have agreed to pay, and have paid, $152,250 of the $304,500 in agreed penalty in connection with such settlement with the EPA under the indemnity provisions of the Prior Shareholders contained in the Merger Agreement. In addition, the Second Amendment provides that the maximum aggregate earn-out amount paid during all of the earn-out period shall be increased by $152,250, from $4.4 million to $4,552,250, with the additional $152,250 payable only if earned and only after the first $4.4 million of the earn-out amount is earned and paid.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1
Second Amendment to Agreement and Plan of Merger, dated November 18, 2008, by and among Perma-Fix Northwest, Inc., Perma-Fix Northwest Richland, Inc., Perma-Fix Environmental Services, Inc., and Robert L. Ferguson, an individual, and William N. Lampson, an individual, as Representatives.

10.1
Consent Agreement dated September 26, 2008 between Perma-Fix Northwest Richland, Inc. and the U.S Environmental Protection Agency, as incorporated by reference from Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2008, filed on November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/Ben Naccarato
Ben Naccarato,
Vice President and Interim Chief Financial Officer